Exhibit 99.1

Waterloo House, Ground Floor
100 Pitts Bay Road
Pembroke HM 08, Bermuda
archcapgroup.com

PRESS RELEASE

ARCH CAPITAL GROUP LTD. ANNOUNCES
CHANGE TO VIRTUAL MEETING AND CHANGE OF DATE AND TIME
FOR 2020 ANNUAL MEETING OF SHAREHOLDERS

PEMBROKE, BERMUDA, April 27, 2020 - Arch Capital Group Ltd. (NASDAQ: ACGL) announced today that due to the public health impact of the COVID-19 pandemic and to support the health and well-being of its shareholders, employees and directors, as well as their families and communities, it will move the originally planned in-person 2020 Annual Meeting of Shareholders (the “Annual Meeting”) at the Company’s principal executive office, to a virtual meeting via a live webcast.
The Annual Meeting will now be held on May 8, 2020 at 12 p.m. Eastern Daylight Time, instead of on May 7, 2020 at 8:45 a.m. Atlantic Daylight Time as originally announced. Individuals will not be able to attend the Annual Meeting in person. Shareholders as of the close of business on March 9, 2020, the record date for the Annual Meeting, with a control number, will have the opportunity to participate in the vote during the virtual meeting. However, shareholders are encouraged to vote in advance of the Annual Meeting either through the internet, by telephone, on their mobile device or, if paper copies of proxy materials were requested, by returning the completed proxy card. Due to the change in format, only the formal business of the Annual Meeting will be conducted. Any questions for the Annual Meeting must be submitted in advance at shareholderinfo@archcapgroup.com by 11:59 p.m. Eastern Daylight Time on May 5, 2020.
The Annual Meeting can be accessed directly at https://www.virtualshareholdermeeting.com/ACGL2020.
To log in to the Annual Meeting as a shareholder, a control number will be required. For registered shareholders, the control number can be found on the proxy card, voting instruction form or notice shareholders previously received. None of the proxy card, voting instruction form or notice shareholders previously received will be updated to reflect the change in location, date and time of the Annual Meeting, and may continue to be used.
An archive of the Annual Meeting will be available on https://www.virtualshareholdermeeting.com/.
Further information regarding this change to the location, date and time of the Annual Meeting can be found in the proxy supplement filed by the Company with the Securities and Exchange Commission on April 27, 2020.

About Arch Capital Group Ltd.

Arch Capital Group Ltd., a Bermuda-based company with approximately $13.23 billion in capital at December 31, 2019, provides insurance, reinsurance and mortgage insurance on a worldwide basis through its wholly owned subsidiaries.

Cautionary Note Regarding Forward-looking Statements
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward−looking statements. This release or any other written or oral statements made by or on behalf of Arch Capital Group Ltd. and its subsidiaries may include forward−looking statements, which reflect our current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this release are forward−looking statements.
Forward−looking statements can generally be identified by the use of forward−looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. Forward−looking statements involve our current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: adverse general economic and market conditions; increased competition; pricing and policy term trends; fluctuations in the actions of rating agencies and our ability to maintain and improve our ratings; investment performance; the loss of key personnel; the adequacy of our loss reserves, severity and/or frequency of losses, greater than expected loss ratios and adverse development on claim and/or claim expense liabilities; greater frequency or severity of unpredictable natural and man-made catastrophic events, including pandemics such as COVID-19; the impact of acts of terrorism and acts of war; changes in regulations and/or tax laws in the United States or elsewhere; our ability to successfully integrate, establish and maintain operating procedures as well as integrate the businesses we have acquired or may acquire into the existing operations; changes in accounting principles or policies; material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements; availability and cost to us of reinsurance to manage our gross and net exposures; the failure of others to meet their obligations to us; and other factors identified in our filings with the U.S. Securities and Exchange Commission.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. All subsequent written and oral forward−looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The Company undertakes no obligation to publicly update or revise any forward−looking statement, whether as a result of new information, future events or otherwise.
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Contact:    Arch Capital Group Ltd.
François Morin
(441) 278-9250

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